UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under the Proposal to Increase Authorized Shares (as defined below) in Item 5.07 of this Current Report on Form 8-K, on October 16, 2026, Soluna Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which, among other matters of business acted upon, the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation, as amended (the “Articles”), to increase the Company’s authorized shares of common stock, par value $0.001 per share (the “Common Stock”), from 375,000,000 shares to 1,000,000,000 shares (the “Certificate of Amendment”).

On October 16, 2026, the Company filed the Certificate of Amendment with the Secretary of State of the State of Nevada and such amendment became effective immediately. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 16, 2026, the Company held its Annual Meeting. The stockholders of the Company acted upon the following proposals at the Annual Meeting: (1) the election of three directors, (2) the approval of the Proposal to Increase Authorized Shares, (3) the approval of the Say-on-Pay Proposal, (4) the approval of the Auditor Ratification Proposal, (5) the approval of the Exchange Cap Proposal, and (6) the approval of the Adjournment Proposal (each as defined below).

The final voting results were as follows:

Proposal 1: Election of Directors Proposal

The Company’s stockholders elected William Hazelip as a Class III Director (independent) to serve for a three-year term until the Company’s 2029 Annual Meeting of Stockholders. Mr. Hazelip received the following votes:

For	Withheld	Broker Non-Votes
86,060,721	9,310,875	62,813,005

The Company’s stockholders elected Michael Toporek as a Class III Director (non-independent) to serve for a three-year term until the Company’s 2029 Annual Meeting of Stockholders. Mr. Toporek received the following votes:

For	Withheld	Broker Non-Votes
91,940,521	3,431,075	62,813,005

The Company’s stockholders elected Daniel Golding as a Class III Director (non-independent) to serve for a three-year term until the Company’s 2029 Annual Meeting of Stockholders. Mr. Golding received the following votes:

For	Withheld	Broker Non-Votes
94,735,702	635,894	62,813,005

Proposal 2: Proposal to Increase Authorized Shares

The proposal to approve an amendment to the Articles to increase the number of shares of Common Stock authorized for issuance thereunder from 375,000,000 shares to 1,000,000,000 shares (the “Proposal to Increase Authorized Shares”) was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
144,378,143	13,309,538	496,920	N/A

Proposal 3: Say-on-Pay Proposal

The proposal to approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in the Company’s definitive proxy statement for the Annual Meeting (the “Say-on-Pay Proposal”) was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
80,736,111	14,262,456	373,029	62,813,005

Proposal 4: Auditor Ratification Proposal

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Ratification Proposal”) was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
157,054,020	897,391	233,190	N/A

Proposal 5: Exchange Cap Proposal

The proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of 20% or more of the Company’s issued and outstanding shares of Common Stock pursuant to the Standby Equity Purchase Agreement, dated March 24, 2026, between the Company and YA II PN, Ltd. (the “Exchange Cap Proposal”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
89,707,854	5,440,475	223,267	62,813,005

Proposal 6: Adjournment Proposal

The proposal to approve the adjournment of the Annual Meeting in the event that the number of shares of Common Stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of any of the foregoing proposals was insufficient to approve such proposal (the “Adjournment Proposal”) was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
141,738,731	15,777,425	668,445	N/A

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, dated October 16, 2026, to the Articles of Incorporation of Soluna Holdings, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: October 19, 2026	By:	/s/ Michael Picchi
Michael Picchi
Chief Financial Officer
(principal financial officer)